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                                                                      EXHIBIT 12

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Oacis Healthcare Corp., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: March 3, 1999

                                       OSCAR ACQUISITION CORPORATION


                                       By:     /s/ Kevin A. Werner
                                          --------------------------------------
                                               Name:   Kevin A. Werner
                                               Title:  Secretary



                                       SCIENCE APPLICATIONS INTERNATIONAL
                                         CORPORATION


                                       By:     /s/ Kevin A. Werner
                                          --------------------------------------
                                          Name:   Kevin A. Werner
                                          Title:  Assistant Secretary &
                                                  Associate General Counsel